EXHIBIT 10.8
ESTABLISHMENT LABS HOLDINGS INC.
2018 EQUITY INCENTIVE PLAN
RESTRICTED SHARE UNIT AWARD AGREEMENT
THIS RESTRICTED SHARE UNIT AWARD AGREEMENT (this “Agreement”) is by and between Establishment Labs Holdings Inc., a British Virgin Islands company (the “Company”), and the Participant (the “Participant”).
Pursuant to the Establishment Labs Holdings Inc. 2018 Equity Incentive Plan (the “Plan”), the Company has granted to the Participant effective as of the date hereof (the “Award Date”), a credit of share units under the Plan (the “Award”), upon the terms and conditions set forth herein and in the Plan.
Participant:
Grant Number:
Award Date:
Vesting Commencement Date:
Number of Shares Granted:

1.Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.
2.Grant. Subject to the terms of this Agreement, the Company hereby grants to the Participant an Award with respect to the aggregate number of share units set forth above (subject to adjustment as provided in Section 14(a) of the Plan) (the “Restricted Share Units”). As used herein, the term “share unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Company’s Common Shares (subject to adjustment as provided in Section 14(a) of the Plan) solely for purposes of the Plan and this Agreement. The Restricted Share Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Restricted Share Units vest pursuant to Section 3. The Restricted Share Units shall not be treated as property or as a trust fund of any kind.
3.Vesting. Subject to Section 8 below, the Award shall vest and become nonforfeitable with respect to twenty-five percent (25%) of the total number of Restricted Share Units (subject to adjustment under Section 14(a) of the Plan) on each of the first, second, third and fourth anniversaries of the Vesting Commencement Date.

From time to time, the Company may present Participant with revised or replacement employment, non-disclosure and/or restrictive covenant agreements for Participant's execution in connection with customary updates in the Company's reasonable business interest. Subject to applicable law and, unless otherwise agreed in writing by Company's CEO or CFO, should any such agreements be presented to Participant, the then-unvested portion of this Award shall vest contingent and effective upon Participant's execution of the agreement(s) presented.
4.Continuance of Employment/Service. The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 8 below or under the Plan.

EXHIBIT 10.8
Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Company, affects the Participant’s status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Company or any Subsidiary, interferes in any way with the right of the Company or any Subsidiary at any time to terminate such employment or services, or affects the right of the Company or any Subsidiary to increase or decrease the Participant’s other compensation or benefits. Nothing in this Agreement, however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.
5.Dividend and Voting Rights.
(a)    Limitations on Rights Associated with Units. The Participant shall have no rights as a stockholder of the Company, no dividend rights (except as expressly provided in Section 5(b) with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Restricted Share Units and any Common Shares underlying or issuable in respect of such Restricted Share Units until such Common Shares are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of such shares.
(b)    Dividend Equivalent Rights Distributions. As of any date that the Company pays an ordinary cash dividend on its Common Shares, the Company shall credit the Participant with an additional number of Restricted Share Units equal to (i) the per share cash dividend paid by the Company on its Common Shares on such date, multiplied by (ii) the total number of Restricted Share Units (including any dividend equivalents previously credited hereunder) (with such total number adjusted pursuant to Section 14(a) of the Plan) subject to the Award as of the related dividend payment record date, divided by (iii) the fair market value of a share of Common Shares on the date of payment of such dividend. Any Restricted Share Units credited pursuant to the foregoing provisions of this Section 5(b) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Restricted Share Units to which they relate. No crediting of Restricted Share Units shall be made pursuant to this Section 5(b) with respect to any Restricted Share Units which, as of such record date, have either been paid pursuant to Section 7 or terminated pursuant to Section 8.
6.Restrictions on Transfer. Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Company, or (b) transfers by will or the laws of descent and distribution.
7.Timing and Manner of Payment of Restricted Share Units. On or as soon as administratively practical following each vesting of the applicable portion of the total Award pursuant to Section 3 hereof or Section 14 of the Plan (and in all events not later than two and one-half months after the applicable vesting date), the Company shall deliver to the Participant a number of Common Shares (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its discretion) equal to the number of Restricted Share Units subject to this Award that vest on the applicable vesting date, unless such Restricted Share Units terminate prior to the given vesting date pursuant to Section 8. The Company’s obligation to deliver Common Shares or otherwise make payment with respect to vested Restricted Share Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares with respect to the vested Restricted Share Units deliver to the Company any representations or other documents or assurances required pursuant to Section 20 of the Plan. The Participant shall have no further rights with respect to any Restricted Share Units that are paid or that terminate pursuant to Section 8.

EXHIBIT 10.8
8.Effect of Termination of Employment or Service. The Participant’s Restricted Share Units shall terminate to the extent such units have not become vested prior to the first date the Participant is no longer employed by or in service to the Company or one of its Subsidiaries, regardless of the reason for the termination of the Participant’s employment or service with the Company or a Subsidiary, whether with or without cause, voluntarily or involuntarily. If any unvested Restricted Share Units are terminated hereunder, such Restricted Share Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Company and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be.
9.Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Company’s stock contemplated by Section 14(a) of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Administrator shall make adjustments in accordance with such section in the number of Restricted Share Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are credited pursuant to Section 5(b).
10.Tax Withholding. Subject to Section 20 of the Plan, upon any distribution of Common Shares in respect of the Restricted Share Units, the Company shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Company or its Subsidiaries with respect to such distribution of shares at any applicable withholding rate. In the event that the Company cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Restricted Share Units, the Company (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.
11.Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Company’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Participant is no longer an employee of or in service to the Company, shall be deemed to have been duly given by the Company when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.
12.Plan. The Award and all rights of the Participant under this Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Agreement. The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.
13.Entire Agreement. This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended

EXHIBIT 10.8
pursuant to Section 19 of the Plan. Such amendment must be in writing and signed by the Company. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.
14.Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Restricted Share Units, and rights no greater than the right to receive the Common Shares as a general unsecured creditor with respect to Restricted Share Units, as and when payable hereunder.
15.Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
16.Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.
17.Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the British Virgin Islands without regard to conflict of law principles thereunder.
18.Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Agreement shall be construed and interpreted consistent with that intent.
19.Clawback Policy. The Restricted Share Units are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Restricted Share Units or any Common Shares or other cash or property received with respect to the Restricted Share Units (including any value received from a disposition of the shares acquired upon payment of the Restricted Share Units).
20.No Advice Regarding Grant. The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to the Restricted Share Units (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award). Neither the Company nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Award Agreement) or recommendation with respect to the Award. Except for the withholding rights set forth in Section 10 above, the Participant is solely responsible for any and all tax liability that may arise with respect to the Award.
21.Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement and any other Restricted Share Unit grant materials by and among, as applicable, the Company, or other or Parent or Subsidiary to which Participant is providing services (the Company and/or Parent or Subsidiary to which the Participant is providing services, collectively the “Service Recipient”) the Company and any Parent or

EXHIBIT 10.8
Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.
Participant understands that the Company and the Service Recipient may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Share Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
Participant understands that Data will be transferred to a share plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration, and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, any share plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her status as a service provider and career with the Service Recipient will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Restricted Share Units or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

[Remainder of page intentionally left blank]

EXHIBIT 10.8
IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set his or her hand as of the date and year first above written.

ESTABLISHMENT LABS HOLDINGS INC., a British Virgin Islands Company By: /s/ Juan Jose Chacon Quiros Its: Chief Executive Officer	PARTICIPANT /s/ Participant Signature or electronic acceptance